UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): August 15, 2005


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
----------------------                 ----------------        --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

          See disclosure under Item 2.03 of this Current Report, which is incorporated by reference in this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

          On August 15, 2005, Conseco, Inc. (the "Company") issued a press release to state that it closed its previously announced private offering of 3.50% Convertible Debentures due September 30, 2035 (the "Debentures") and completed the amendment of its senior secured credit facility. A copy of the Company's press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

          The Debentures were offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The initial purchasers in the Debenture offering exercised their option to purchase an additional $30 million of Debentures, bringing the total principal amount of the offering to $330 million. Net proceeds from the offering of approximately $320 million were applied to repay term loans outstanding under the Company's senior credit facility. The terms of the Debentures are governed by an indenture dated as of August 15, 2005 between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Indenture").

          The Debentures represent the Company's senior, unsecured obligations and bear interest at a rate of 3.50 percent per year, payable semi-annually, beginning on March 31, 2006 and ending on September 30, 2010. Thereafter, the principal amount of the Debentures will accrete at a rate that provides holders with an aggregate yield to maturity of 3.50 percent, computed on a semi-annual, bond-equivalent basis. The Company will pay contingent interest on the Debentures for any six-month interest period from and including March 31 to and including September 29 or from and including September 30 to and including March 30, beginning with the six-month interest period commencing on September 30, 2010, if the average trading price per Debenture for the five trading day period immediately preceding the six-month interest period equals or exceeds a certain level, as described in the Indenture.

          The Debentures will be convertible at the option of the holders, upon the occurrence of certain specified events, into cash or, under certain circumstances, cash and shares of the Company's common stock at an initial conversion price of approximately $26.66 per share. The number of shares to be received by a converting holder is subject to adjustment for certain dilutive events. The amount of cash to be received upon conversion is equal to the lesser of (i) the accreted principal amount of the converting Debenture and (ii) the conversion value of such Debentures (as calculated in accordance with the Indenture).

          On or after October 5, 2010, the Company may redeem for cash all or a portion of the Debentures at any time at a redemption price equal to 100 percent of the accreted principal amount of the Debentures plus accrued and unpaid interest, including additional interest and contingent interest, if any, to the redemption date. Holders may require the Company to repurchase in cash all or any portion of the Debentures on September 30, 2010, 2015, 2020, 2025 and 2030 at a repurchase price equal to 100 percent of the accreted principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, including additional interest and contingent interest, if any, to the applicable repurchase date.

          Holders of the Debentures may convert their Debentures only under the following circumstances: (i) prior to September 30, 2034, if the price of the Company's common stock reaches a specified threshold, (ii) prior to September 30, 2034, if the trading price for the Debentures falls below a specified threshold, (iii) at any time on or after September 30, 2034, (iv) if the Debentures have been called for redemption or (v) if specified corporate transactions occur. The holders' ability to convert their Debentures prior to September 30, 2010 (except in connection with a "fundamental change"), however, will be subject to the limitations imposed by the Company's senior credit facility, and by any limitations in any other credit facilities or indebtedness that the Company may incur in the future. If holders convert their Debentures in connection with a "change in control" of the Company prior to September 30, 2010, the holders will be entitled to receive additional shares of common stock as set forth on a table in the Indenture, provided that no increase will be made if at least 90 percent of the consideration paid for the Company's common stock in the change of control transaction consists of securities quoted on an established over-the-counter market or traded on a United States national securities exchange (or that will be so quoted or traded immediately following the transaction).

          If an event of default occurs and is continuing with respect to the Debentures, either the trustee or the holders of at least 25 percent in aggregate accreted principal amount of the Debentures then outstanding may declare the accreted principal amount, plus accrued and unpaid interest, including additional interest and contingent interest, if any, on the Debentures to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the accreted principal amount plus accrued and unpaid interest, including additional interest and contingent interest, if any, on the Debentures automatically will become immediately due and payable. The following are events of default with respect to the Debentures:

     o default for 30 days in payment of any interest, contingent interest or additional interest due and payable on the Debentures;

     o default in payment of accreted principal of the Debentures at maturity, upon redemption, upon repurchase or following a fundamental change, when the same becomes due and payable;

     o default by the Company or any of its subsidiaries in the payment of principal, interest or premium when due under any other instruments of indebtedness having an aggregate outstanding principal amount of $50.0 million (or its equivalent in any other currency or currencies) or more, following a specified period for cure;

     o default in the Company's conversion obligations upon exercise of a holder's conversion right, following a specified period for cure;

     o default in the Company's obligations to give notice of the occurrence of a fundamental change within the time required to give such notice;

     o acceleration of any of the Company's indebtedness or the indebtedness of any of its subsidiaries under any instrument or instruments evidencing indebtedness (other than the Debentures) having an aggregate outstanding principal amount of $50.0 million (or its equivalent in any other currency or currencies) or more, subject to certain exceptions;

     o default in the Company's performance of any other covenants or agreements contained in the Indenture or the Debentures for 60 days after written notice to us from the trustee or the holders of at least 25 percent in aggregate principal amount of the Debentures; and

     o certain events of bankruptcy, insolvency and reorganization of us or any of the Company's subsidiaries.

          On August 15, 2005, in connection with the sale of the Debentures, the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the initial purchasers. Pursuant to that agreement, the Company agreed to file with the Securities and Exchange Commission within 90 days, and to use its reasonable best efforts to cause to become effective within 210 days, a shelf registration statement with respect to the resale of the Debentures and the sale of the Company's shares of common stock issuable upon conversion of the Debentures. If the Company fails to comply with certain of its obligations under the Registration Rights Agreement, additional interest will be payable on the Debentures.

          The amendment of the senior credit facility provides for, among other things:

     o A reduction in the principal amount of the facility from $767 million to $447 million, using proceeds from the Debenture offering described above;

     o A reduction in the interest spread on the term loan from 350 basis points over LIBOR to 200 basis points over LIBOR, with a further reduction to 175 basis points over LIBOR when the Company's credit facility is rated Ba3 by Moody's Investor Services, Inc.;

     o Relaxed financial covenants and increased flexibility for the Company to enter into capital markets transactions.

          Certain of the initial purchasers in the Debenture offering and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Bank of America, N.A. and JPMorgan Chase Bank, N.A., affiliates of Banc of America Securities LLC and J.P. Morgan Securities Inc., respectively, are lenders under the Company's senior credit facility, and received a portion of the amounts to be repaid under the senior credit facility from the Debenture offering. Banc of America Securities LLC and J.P. Morgan Securities Inc. are lead arrangers and joint bookrunners under the senior credit facility. In addition, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., and Lehman Commercial Paper Inc., affiliates of Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Lehman Brothers Inc., respectively, have become lenders under the Company's senior credit facility. Certain of the initial purchasers individually own less than five percent of the Company's outstanding common stock and common stock equivalents. Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and J.P. Morgan Securities Inc. also acted as underwriters in public offerings of the Company's common stock and class B preferred stock.

          The foregoing description of the private placement and the amendment to the senior credit facility does not purport to be complete and is qualified in its entirety by reference to the Indenture, the Registration Rights Agreement, and the Amended and Restated Credit Agreement dated as of August 15, 2005 among Conseco, Inc., Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and other financial institutions, which are attached hereto as Exhibits 4.4, 4.5 and 10.1.

Item 3.02.  Unregistered Sales of Equity Securities.

          See disclosure under Item 2.03 of this Current Report, which is incorporated by reference in this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

     (c)    Exhibits

     4.4 Indenture dated as of August 15, 2005 for 3.50% Convertible Debentures due September 30, 2035 between Conseco, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

     4.5 Registration Rights Agreement dated as of August 15, 2005 among Conseco, Inc. and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities, Inc., as representatives of several purchasers of the 3.50% Convertible Debentures due September 30, 2035.

     10.1 Amended and Restated Credit Agreement dated as of August 15, 2005 among Conseco, Inc., Bank of America, N.A., as Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and other financial institutions.

     99.1   Press release of Conseco, Inc. issued August 15, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

August 16, 2005
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer